BRITISH COLUMBIA
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BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
April 26, 2012

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 26, 2012 03:55 PM Pacific Time

Incorporation Number: **C0908409**

Recognition Date and Time: Continued into British Columbia on April 15, 2011 04:35 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

VENZA GOLD CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
SUITE 950, SCOTIA TOWER
650 WEST GEORGIA STREET
P.O. BOX 11587
VANCOUVER BC V6B 4N8
CANADA

Delivery Address:
SUITE 950, SCOTIA TOWER
650 WEST GEORGIA STREET
VANCOUVER BC V6B 4N8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
SUITE 950, SCOTIA TOWER
650 WEST GEORGIA STREET
P.O. BOX 11587
VANCOUVER BC V6B 4N8
CANADA

Delivery Address:
SUITE 950, SCOTIA TOWER
650 WEST GEORGIA STREET
VANCOUVER BC V6B 4N8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
BIGGAR, RALPH

Mailing Address:
2015 FRASER VIEW DRIVE
VANCOUVER BC V5P 2N2
CANADA

Delivery Address:
2015 FRASER VIEW DRIVE
VANCOUVER BC V5P 2N2
CANADA

Last Name, First Name, Middle Name:
DIAKOW, GERALD

Mailing Address:
1537 54TH STREET
DELTA BC V4M 3H6
CANADA

Delivery Address:
1537 54TH STREET
DELTA BC V4M 3H6
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached